UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

Echo Metrix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Jericho Turnpike, Suite 208E, Syosset, New York	11791
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 802-0223
With Copies to: Gregory Sichenzia, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, New York 10006
N/A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. Entry into a Material Definite Agreement.

On May 28, 2010, Echo Metrix, Inc. (the “Company”) entered into Amendment No. 3 (“Amendment No. 3”) to the Series B Convertible Preferred Stock Purchase Agreement, dated July 29, 2009, as amended by Amendment No. 1 to the Series B Convertible Preferred Stock Purchase Agreement, dated September 4, 2009, and Amendment No. 2 to the Series B Convertible Preferred Stock Purchase Agreement, dated March 4, 2010 (as amended, the “Purchase Agreement”), with Rock Island Capital, LLC (the “Purchaser”).

Pursuant to Amendment No. 3, Section 2.4(e) of the Purchase Agreement was amended such that, the Purchaser shall pay the tranche 5 sum of $2,000,000 under the Purchase Agreement, in stages, with $300,000 due within one business day of execution of Amendment No. 3, $250,000 due within 45 days after payment of such $300,000 , and $250,000 due each 30 days subsequent to such $250,000 payment, until the $2,000,000 aggregate sum for tranche 5 has been received by the Company. Pursuant to Amendment No. 3, the Company also agreed to use its reasonable best efforts to cause one additional individual designated by the Purchaser to be appointed to the Company’s board of directors, following execution of Amendment No. 3, and the Company agreed to use its best efforts to cause an additional individual designated by the Purchaser to be appointed to the Company’s board of directors, following receipt by the Company of $3,800,000 under the Purchase Agreement.

To date, pursuant to the Purchase Agreement, the Company has issued and sold to the Purchaser 363,036 shares of Series B Preferred Stock, for gross proceeds of $3,300,000, and issued to the Purchaser 29,700,000 shares of common stock, and warrants to purchase 66,000,000 shares of common stock (including 33,000,000 warrants with an exercise price of $0.03, exercisable on a cashless basis, and 33,000,000 warrants with an exercise price of $0.06, not exercisable on a cashless basis).

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investor was an accredited investor and/or qualified institutional buyers, the investor had access to information about the Company and their investment, the investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The Company was represented in the transaction by Sichenzia Ross Friedman Ference LLP.

ITEM 3.02.  Unregistered Shares of Equity Securities

See Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 1st day of June, 2010		Echo Metrix, Inc.

	By:	/s/ Erica Zalbert
Erica Zalbert
Chief Financial Officer